UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2002

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. 14TH STREET
P.O. Box 219615
Kansas City, Missouri	64121-9615
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (816) 221-4000

Item 5. Other Events and Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release dated March 18, 2002, which was issued by AMC Entertainment Inc, announcing that the Bankruptcy Court for the District of Delaware has entered a confirmation order approving the Modified First Amended Joint Plan of Reorganization (the "Plan") for GC Companies, Inc. and its jointly administered subsidiaries. The Plan calls for GC Companies and such subsidiaries to be acquired by AMC Entertainment Inc.

Item 7. Financial Statements and Exhibits.

Exhibits:

99.1 March 18, 2002 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	March 19, 2002	By: /s/ Craig R. Ramsey

Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer